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                                                                     EXHIBIT 5.1

                             McDermott, Will & Emery

FirePond, Inc.
890 Winter Street
Waltham, MA 02548

Ladies and Gentlemen:

     Re:  Registration Statement on Form S-8

     This opinion is delivered in our capacity as counsel to FirePond, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") of a registration Statement on Form S-8 (the "Registration Statement") relating to 11,814,466 shares of Common Stock, par value $.01 per share (the "Registered Shares"). Of the Registered Shares, the Company is authorized to issue 3,000,000 shares pursuant to the 1999 Stock Option and Grant Plan, 8,314,466 shares pursuant to the Amended and Restated 1997 Stock Option Plan and 500,000 shares pursuant to the 1999 Director Plan, collectively, with the 1999 Stock Option and Grant Plan and the Amended and Restated 1997 Stock Option Plan, the "Plans".

     As counsel for the Company, we have examined copies of the Plans, the Company's Third Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the Commonwealth of Massachusetts and the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the law.

     Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Shares against payment therefor in accordance with the terms of the respective Plans and any agreement thereunder, the Registered Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the National Association of Securities Dealers, Inc.

     We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit I to the Registration Statement.

                                              Very truly yours,


                                              McDermott, Will & Emery


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